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                                                                    EXHIBIT 16


                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]



March 5, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the four paragraphs of Item 4 included in the Form 8-K dated March 4, 2002 of Advanced Environmental Recycling Technologies, Inc. files with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP
-----------------------
ARTHUR ANDERSEN LLP

cc: Mr. Joe G. Brooks
    Chairman of the Board
    Advanced Environmental Recycling Technologies, Inc.
    914 North Jefferson Street
    Springdale, AR 72764